Exhibit 3.3

MARKET SQUARE PLAZA, 17 N SECOND STREET, SUITE 1300, HARRISBURG, PA 17101-2290

Ph 717.787.2665 Fx 717.787.8773 w www.banking.state.pa.us

ARTICLES OF AMENDMENT

NORTH PENN BANK

Scranton, Lackawanna County, Pennsylvania

Commonwealth of Pennsylvania

Department of Banking

Pursuant to the provisions of Chapter 15 of the Banking Code of l965 (Act No. 356 of 1965, as amended), the undersigned Institution hereby submits these Articles of Amendment:

Article I. The name of the Institution is: North Penn Bank.

Article II. The location and post office address of its principal place of business are:

216 Adams Avenue, Scranton, Pennsylvania 18503.

Article III. The Institution was incorporated on February 28, 1877 as The German Building Association of Scranton under the provisions of the Pennsylvania Code. On October 1, 2003, North Penn converted from a Pennsylvania state-chartered savings association to a Pennsylvania state-chartered savings bank and changed its name to North Penn Bank.

Article IV. The amendment hereinafter set forth was adopted by Consent of the Sole Shareholder of the Institution on July 22, 2008.

Article V. At the time of the Consent of the Sole Shareholder of the Institution, there were 100 shares of Common Stock of the Institution entitled to vote on the amendment.

Article VI. At the time of the Consent of the Sole Shareholder, 100 shares of Common Stock of the Institution were voted for the proposed amendment and no shares of Common Stock of the Institution were voted against the proposed amendment.

Article VII. The resolution adopted by the shareholder providing for the amendment was as follows:

          RESOLVED, that Article VII of the Articles of Incorporation be amended and restated to read as follows:

          “Directors. The Bank shall be under the direction of a Board of Directors. The authorized number of directors shall not be fewer than five (5) nor more than twenty (20).”

[Signature page follows]

IN TESTIMONY WHEREOF, the undersigned has caused these Articles of Amendment to be signed by its President and Chief Executive Officer and its corporate seal, duly attested by its Corporate Secretary, to be hereunto affixed this 24th day of July, 2008.

ATTEST:

/s/ Frank H. Mechler	/s/ Frederick L. Hickman
Frank H. Mechler	Frederick L. Hickman
Corporate Secretary	President and Chief Executive Officer

(Corporate Seal)